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Exhibit 23.1

Consent of Littlejohn Frazer

The Board of Directors Advent Capital (Holdings) Plc Third Floor, One America Square 17 Crosswall LONDON EC2N 2LB
30 June 2003

Dear Sirs

        We consent to the inclusion of our report dated 5 July 2002 (except for Note 33, as to which the date is 6 February 2003) ("Report") with respect to the financial statements comprising the Group Balance Sheets of Advent Capital (Holdings) PLC as of December 31, 2001 and 2000, and the related Group Profit and Loss Account, and the Group Cash Flow Statements for the years then ended, and the accompanying Company Balance Sheets as of December 31, 2001 and 2000 and the related notes, which Report appears in the Current Report on Form 8-K/A (Amendment No. 4) of Zenith National Insurance Corp. dated August 23, 2002 filed with the United States Securities and Exchange Commission.

        We also consent to the incorporation by reference of the Report in the Registration Statements on Form S-8 (File Nos. 33-8948, 33-22219, 333-04399, 333-79199 and 333-62798). Zenith National Insurance Corp. may rely on this consent in including our Report in the above referenced Form 8-K/A.

Yours faithfully

/s/  LITTLEJOHN FRAZER
Littlejohn Frazer

1 Park Place
Canary Wharf
London E14 4HJ
England

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  Exhibit 23.1
Consent of Littlejohn Frazer